UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2024

ARRIVENT BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41929	86-3336099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18 Campus Boulevard, Suite 100 Newtown Square, PA	19073
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (628) 277-4836

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AVBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on the Current Report on Form 8-K (the “Original Filing”) filed by ArriVent BioPharma, Inc. (the “Company”) on May 16, 2024, the Company’s Board of Directors (the “Board”) appointed John Hohneker, M.D. as a new director of the Company, effective as of May 16, 2024.

At the time of the Original Filing, the Board had not made a determination regarding any committee assignments for Dr. Hohneker. This amended Current Report on Form 8-K is being filed to provide the committee assignment information omitted from the Original Filing. On July 3, 2024, the Board appointed Dr. Hohneker to the Nominating and Corporate Governance Committee and Compensation Committee of the Board, effective immediately.

Other than the preceding disclosure, no other disclosure reported in the Original Filing is amended pursuant to this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARRIVENT BIOPHARMA, INC.

By:	/s/ Winston Kung, MBA
Winston Kung, MBA
Chief Financial Officer and Treasurer

Date: July 9, 2024